CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 1998 included in Merchants Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, into Merchants Bancshares, Inc.'s previously filed Registration Statement No 333-41051 on Form S-3, Registration Statement No. 333-34869 on Form S-8, Registration Statement No 333-34871 on Form S-8, and Registration Statement No 333-18845 on Form S-8, as amended by Post Effective Amendment No. 1 on Form S-8/A.



/s/ Arthur Andersen LLP


Boston, Massachusetts
March 16, 1998